UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2012

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 29, 2012, Westlake Chemical Corporation (the “Company”) voluntarily called for redemption all of its outstanding 6 5/8% Senior Notes due 2016 (the “Notes”), at the redemption price of 102.208% of the principal amount thereof, in accordance with the terms of the indenture governing the Notes. Holders of redeemed Notes will also receive accrued and unpaid interest to the redemption date, which is July 29, 2012. As of the date of this Current Report on Form 8-K (and prior to giving effect to the redemption), $250,000,000 in aggregate principal amount of the Notes were outstanding.

The foregoing summary of the proposed redemption of the Notes is qualified in its entirety by reference to the complete text of the Notice of Redemption relating to the redemption of the Notes, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to the Company’s expectations regarding the redemption of the Notes. Although the Company believes that such expectations are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Please read the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent quarterly reports on Form 10-Q, for a discussion of risks related to the Company’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1	Notice of redemption dated June 29, 2012 relating to the redemption of all outstanding Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ M. Steven Bender
M. Steven Bender
Senior Vice President, Chief Financial Officer and Treasurer

Date: June 29, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Notice of redemption dated June 29, 2012 relating to the redemption of all outstanding Notes.

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